Profire Energy Reports Financial Results for Fourth Quarter and Full Fiscal Year 2023
Company Reports Record Full-Year Revenue, Net Income and EBITDA

LINDON, Utah March 13, 2024 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its fourth quarter and full fiscal year ending December 31, 2023. A conference call will be held on Thursday, March 14, 2024, at 8:30 a.m. ET to discuss the results.

Full-year Fiscal 2023 Summary
•Revenue of $58.2 million, a 27% increase from prior year
•Gross profit of $30.5 million or 52.5% of total revenues
•Net income of $10.8 million or $0.22 per diluted share
•Generated EBITDA of $13.2 million
•Repurchased 1.2 million shares of stock for $2 million
•Cash and liquid investments of $20 million and remained debt-free

Fourth Quarter Summary
•Revenue of $14.4 million, compared to $14 million in the prior year quarter
•Gross profit of $7.8 million, a 19% increase compared to 4Q22
•Gross margin of 54.3%, a 730 basis point increase from prior year
•Net income of $3.3 million, or $0.07 per diluted share
•Generated EBITDA of $3.1 million
“2023 was a record year for Profire, recording our highest annual revenue, net income, and EBITDA in company history,” said Ryan Oviatt, Co-Chief Executive Officer and CFO of Profire Energy. “We expanded our full-year gross margin and used a portion of our operating cash flow to repurchase 1.2 million of our outstanding shares. Our solid balance sheet provides great flexibility for us to simultaneously invest in our business, repurchase shares when the market presents the opportunity and pursue other investment opportunities that will enhance our future, with the ongoing focus of delivering long-term value for our shareholders.”

Full Year 2023 Financial Results

Total revenues for the year equaled $58.2 million, versus $45.9 million in the prior year. The increase was primarily driven by improved customer demand and progress in the Company's revenue diversification efforts.

Gross profit was $30.5 million compared to $21.7 million last year. Gross margin was 52.5% of total revenues, compared to 47.1% of revenues in the prior year. The increase was driven by better fixed cost leverage as a result of the higher revenue base.

Total operating expenses were $18.7 million, or 32% of revenue versus $16.5 million, or 36% of revenue in the prior year. The increase is primarily due to inflationary pressures on employee costs and increased business activity that drives variable costs, however the decrease as a percent of revenue reflects the Company’s ability to manage its cost structure while still increasing business activity.

Compared with last year, operating expenses for G&A increased 16%, R&D decreased 13% and depreciation decreased 8%.

Net income was $10.8 million or $0.22 per diluted share, compared to $3.9 million or $0.08 per diluted share last year. This year’s results include a one-time $828,000, or two cent per diluted share benefit generated from a reduction adjustment to deferred tax expense based on a detailed review of our deferred tax balances.

Over the past two years, Profire implemented several tax planning strategies that have had a significant benefit on the Company’ s financial performance and results of operations. These include filing for and receiving the employee retention credit through the CARES act, the strategic use of several years of net operating losses in Profire’s Canadian subsidiary and the deferred tax true-up noted above. The impact of these tax planning strategies in 2023 caused operating expenses to be lower by $760,000, reduced income tax expenses, and an increase to net income of $1.9 million or four cents per diluted share. However, even when removing these non-recuring adjustments, 2023 remains the Company’s best year from an operating income, net income, and earnings per share perspective.

Cash and liquid investments totaled $20.0 million on December 31, 2023 compared to $16.0 million at the end of 2022, and the Company continues to operate debt-free.

Fourth Quarter 2023 Financial Results

Total revenues for the period equaled $14.4 million, compared to $14.8 million in the third quarter of 2023 and $14.0 million in the prior-year quarter.

Gross profit was $7.8 million, compared to $7.5 million in the third quarter of 2023 and $6.6 million in the prior-year quarter. Gross margin was 54% of revenues, compared to 50.4% of revenues in the prior quarter and 47.0% of revenues in the fourth quarter of 2022. The sequential and year-over-year increase in gross profit and gross margin is due to pricing incentives and better fixed cost coverage.

Total operating expenses were $5.0 million, compared to $4.9 million in the third quarter of 2023 and $4.3 million in the year-ago quarter. The year-over-year increase is related to the inflationary pressures on our business as well as increased business activity that impacts variable costs.

Compared with the same quarter last year, operating expenses for G&A increased by 18%, R&D increased 15% and depreciation decreased by 1%.

Net income was $3.3 million, or $0.07 per diluted share, compared to net income of $2.0 million or $0.04 per diluted share in the third quarter of 2023 and $1.8 million or $0.04 per diluted share in the same quarter last year. This quarter’s results include the $828,000 or $0.02 per diluted share benefit related to the deferred tax adjustment noted earlier.

“Our record performance in 2023 was driven through a combination of continued demand for our legacy products and increased traction across our diversification strategy, which now represents more than 13% percent of our total revenue, compared to less than one percent in 2021,” stated Cameron Tidball, Co-CEO of Profire Energy. “Demand for hydrocarbons remains strong globally and we continue to benefit from operators playing catch-up on capital expenditures that had been deferred since the pandemic. We also expect to attract new users for our applications beyond the oil and gas markets during the year. Overall, we remain confident about our prospects for 2024 and beyond.”

Conference Call
Profire Energy Executives will host the call, followed by a question-and-answer period.
Date: Thursday, March 14, 2024
Time: 8:30 a.m. ET (6:30 a.m. MT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304
The conference call will be webcast live and available for replay via this link: https://viavid.webcasts.com/starthere.jsp?ei=1653741&tp_key=d0612fee82
The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Athena Kefalas at 1-801-701-8969.

A replay of the call will be available via the dial-in numbers below after 12:30 p.m. ET on the same day through March 28, 2024.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay Pin Number: 10022990

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry. However, in recent years, we have completed many installations of our burner-management solutions in other industries that we believe will be applicable as we expand our addressable market over time. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Greeley, Colorado; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, attracting new users beyond the oil and gas market, the Company’s plans to make internal and external investments, and delivering long-term value to the Company’s shareholders. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.
The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income
		For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
			(See note 1)
REVENUES (note 10)
Sales of goods, net		$ 54,284,295	$ 42,318,263
Sales of services, net		3,923,765	3,618,380
Total Revenues		58,208,060	45,936,643

COST OF SALES
Cost of goods sold-product		24,528,345	21,425,176
Cost of goods sold-services		3,147,697	2,860,077
Total Cost of Goods Sold		27,676,042	24,285,253

GROSS PROFIT		30,532,018	21,651,390

OPERATING EXPENSES
General and administrative		17,184,917	14,776,905
Research and development		917,123	1,051,858
Depreciation and amortization		575,878	628,019
Total Operating Expenses		18,677,918	16,456,782

INCOME FROM OPERATIONS		11,854,100	5,194,608

OTHER INCOME (EXPENSE)
Gain on sale of property and equipment		268,817	318,075
Other income (expense)		(57,088)	14,383
Interest income		390,031	177,125
Interest expense	I	(9,449)	(18,009)
Total Other Income		592,311	491,574

INCOME BEFORE INCOME TAXES		12,446,411	5,686,182

INCOME TAX EXPENSE (note 12)		(1,669,697)	(1,738,422)

NET INCOME		$ 10,776,714	$ 3,947,760

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)		$ 275,810	$ (670,167)
Unrealized gains (losses) on investments		174,361	(524,239)
Total Other Comprehensive Income (Loss)		450,171	(1,194,406)

COMPREHENSIVE INCOME		$ 11,226,885	$ 2,753,354

BASIC EARNINGS PER SHARE (note 13)		$ 0.23	$ 0.08
FULLY DILUTED EARNINGS PER SHARE (note 13)		$ 0.22	$ 0.08
BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING		47,355,978	47,161,101
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING		49,127,558	48,447,342
    These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	As of
ASSETS	December 31, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$ 10,767,519	$ 7,384,578
Short-term investments (note 2)	2,799,539	1,154,284
Accounts receivable, net	14,013,740	10,886,145
Inventories, net (note 3)	14,059,656	10,293,980
Prepaid expenses and other current assets (note 4)	2,832,262	2,314,639
Total Current Assets	44,472,716	32,033,626

LONG-TERM ASSETS
Net deferred tax asset	496,785	—
Long-term investments (note 2)	6,425,582	7,503,419
Lease right-of-use asset (note 8)	432,907	120,239
Property and equipment, net (note 5)	10,782,372	10,423,964
Intangible assets, net (note 6)	1,104,102	1,268,907
Goodwill (note 6)	2,579,381	2,579,381
Total Long-Term Assets	21,821,129	21,895,910
TOTAL ASSETS	$ 66,293,845	$ 53,929,536

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 2,699,556	$ 2,955,506
Accrued liabilities (note 7)	4,541,820	3,573,994
Current lease liability (note 8)	130,184	53,646
Income taxes payable	1,723,910	205,169
Total Current Liabilities	9,095,470	6,788,315
LONG-TERM LIABILITIES
Net deferred income tax liability	52,621	488,858
Long-term lease liability (note 8)	307,528	67,883
TOTAL LIABILITIES	9,455,619	7,345,056

STOCKHOLDERS' EQUITY (note 9)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 53,047,231 issued and 46,803,868 outstanding at December 31, 2023, and 52,143,901 issued and 47,105,771 outstanding at December 31, 2022	53,048	52,144
Treasury stock, at cost	(9,324,272)	(7,336,323)
Additional paid-in capital	32,751,749	31,737,843
Accumulated other comprehensive loss	(2,844,702)	(3,294,873)
Retained earnings	36,202,403	25,425,689
TOTAL STOCKHOLDERS' EQUITY	56,838,226	46,584,480
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 66,293,845	$ 53,929,536
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
OPERATING ACTIVITIES
Net income	$ 10,776,714	$ 3,947,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,108,962	1,101,044
Gain on sale of property and equipment	(268,817)	(318,075)
Bad debt expense	488,420	77,704
Stock awards issued for services	1,043,740	814,769
Changes in operating assets and liabilities:
Accounts receivable	(3,128,051)	(4,745,871)
Income taxes receivable/payable	1,515,843	765,650
Inventories	(3,712,212)	(3,240,049)
Prepaid expenses and other current assets	(480,308)	(1,337,076)
Deferred tax asset/liability	(933,969)	512,274
Accounts payable and accrued liabilities	653,728	2,937,947
Net Cash Provided by Operating Activities	7,064,050	516,077

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	354,840	520,068
Sale (purchase) of investments	(393,057)	91,601
Purchase of property and equipment	(1,228,275)	(601,012)
Net Cash Provided by (Used in) Investing Activities	(1,266,492)	10,657

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(605,996)	(145,930)
Cash received in exercise of stock options	177,281	33,863
Purchase of treasury stock	(1,987,949)	(1,228,730)
Principal paid towards lease liability	(37,855)	(34,214)
Net Cash Used in Financing Activities	(2,454,519)	(1,375,011)

Effect of exchange rate changes on cash	39,902	44,585

NET INCREASE (DECREASE) IN CASH	3,382,941	(803,692)
CASH AT BEGINNING OF PERIOD	7,384,578	8,188,270

CASH AT END OF PERIOD	$ 10,767,519	$ 7,384,578

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$ 9,450	$ 17,726
Income taxes	$ 1,155,682	$ 847,712
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued in settlement of accrued bonuses	$ 378,526	$ 212,788
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.